Exhibit 10.38

February 12, 2008

Ms. Leslie Mertz

Hyatt Gaming Management Inc. (“Gaming”)

Hyatt Center

71 S. Wacker

Chicago, Illinois 60606

Re:	Employee Benefits Administration

Dear Ms. Mertz:

Gaming has requested that Global Hyatt continue to provide certain services provided under the Transition Services Agreement. Specifically, this applies to services in Annex B of the Transition Services Agreement. Global Hyatt will provide services consistent with Annex B of the Transition Services Agreement for Gaming’s 401(k) plan, non-qualified deferred compensation plan and health & welfare plans, subject to the following additional terms and conditions:

1.

Effective January 1, 2008, Gaming will pay Global Hyatt an annual fee in the amount of $36,000, which will be payable on the January 30th of each calendar year. This fee will increase automatically by 4% each year, beginning on January 1, 2009.

2.	Global Hyatt’s services will be limited to those services it typically provides for its own sponsored plans. Additional services may be provided by Global Hyatt at its discretion, subject to the prior written approval of Gaming regarding the scope of the services and the price. All legal expenses, actuarial fees, administration fees for third-party administrators, communication and distribution costs or other expenses not provided by Global Hyatt for its own plans will be the sole responsibility of Gaming. Global Hyatt will engage such vendors on Gaming’s behalf or utilize such vendors under similar terms and conditions for its own plans and distribute to Gaming for payment.

3.	Gaming hereby agrees to indemnify and hold harmless Global Hyatt and its affiliates, their respective officers, directors, managers, employees, equityholders, agents and representatives (collectively, the “GH Indemnitees”) from and against any and all claims, losses, damages, liabilities, deficiencies, obligations or out-of-pocket costs or expenses, including, without limitation, reasonable attorneys’ fees and expenses and costs and expenses of investigation that result directly from third party claims, actions or proceedings (collectively, “Losses”) arising out of or resulting from (a) any breach of this letter agreement by Gaming, or (b) such GH Indemnitees provision of services hereunder, except to the extent such Losses result directly from the willful breach of this letter agreement by Global Hyatt or the gross negligence or willful misconduct of such GH Indemnitees in the performance of any obligations hereunder. Gaming further agrees to purchase fiduciary insurance coverage with annual limits of at least $5 million dollars and name the Global Hyatt Benefits Committee and any of its designees as additional insureds.

4.	Global Hyatt agrees to indemnify and hold harmless Gaming and its affiliated companies, officers, directors, managers, employees, equityholders, agents and representatives (collectively, the “Gaming Indemnitees”) from and against any Losses, arising out of or from (a) any willful breach of this Agreement by Global Hyatt, or (b) the gross negligence or willful misconduct of any GH Indemnitee in the performance of any obligations hereunder.

5.	Gaming may terminate this letter agreement by providing 180 days advance written notice to Global Hyatt at any time. Global Hyatt will return a pro-rata portion of the annual fee if such termination is not effective at the end of the calendar year.

6.	Global Hyatt may terminate this letter agreement after December 31, 2008 by providing 365 days advance written notice to Gaming. Global Hyatt will return a pro-rata portion of the annual fee if such termination is not effective at the end of the calendar year.

7.	All notices will be provided as follows:

To Gaming:	Ms. Leslie Mertz
Hyatt Gaming Management Inc.
Hyatt Center
71 South Wacker Drive
Chicago, Illinois 60606

To Global Hyatt:	Director of Benefits
Global Hyatt Global
Hyatt Center
71 South Wacker Drive
Chicago, Illinois 60606

We trust this covers our discussions. Please acknowledge your agreement to the above terms and conditions.

Sincerely,

Jon Black

Global Head, Total Rewards & Systems

Hyatt Gaming Management, Inc.

Acknowledged:

By:	/s/ Leslie A. Mertz

Name:	Leslie A. Mertz

Title:	SVP HR and Administration

Date:	March 5, 2008

Hyatt Gaming and Grand Victoria Benefit Plan Administration	03-03-2008

Project List	Time Spent Annually	Frequency	Notes	Additional Hours if Needed
Health and Welfare Administrative Requirements
Preparation and Filing of Form 5500-all plans-Crowe Chizek
Medical
Dental
Life - Basic
Vision
Long Term Disability

Preparation Summary Annual Reports-Crow Chizek
Medical
Dental
Life - Basic
Vision
Long Term Disability

Plans Audit (if needed)

Filing of all Plan Documents, SMMS with DOL

Delegates on Benefits Committee

Compliance / HIPPA Training Materials, Policies / Procedures, Employee Notifications

Hewitt Benefits Administration Outsourcing
Ongoing Administrative - All Plans
Employee Communications - All

QMSCO Administration - Hewitt			Hewitt currently handles QMSCO administration. Hyatt may bring in-house in 2008 and would handle for Hyatt Gaming.

Full-service H Group retiree benefits administration	30	Ongoing	Includes premium payments, ind.insurance policies, dental reimbursement, inputed taxation

General employee communications and SPDs

Retirement Savings Administrative Requirements

ERISA - ensure compliance with regulatory changes	40	Ongoing

Preparation and filing of Form 5500 (including review of financial report and corresponding schedules)	20	Annual

Hyatt Gaming and Grand Victoria Benefit Plan Administration	03-03-2008

Project List	Time Spent Annually	Frequency	Notes	Additional Hours if Needed
Preparation of Summary Annual Report (SAR)	2	Annual

Maintenance of Plan Document / Amendments (as necessary)	30	Ongoing

Maintenance of Recordkeeping and Trust Agreements / Amendments (as necessary)	10	Ongoing

Maintenance of SPD	30	Ongoing

DOL filings and correspondence (Determination Letter)	14	Annual

Annual benefit plan audit	40	Annual

Qualified Domestic Relations Orders (QDROs)	24	Ongoing	Assumes 2 per year

Minimum Required Distributors (701 1/2)	10	Annual

Retirement forfeitures	12	Quarterly

Annual Safe Harbor Notice	8	Annual

Form 5330 Filing (for late deposits)	8	Annual	If necessary

Enrollment kits (update and print as necessary)	12	Ongoing

Monthly funding and reconciliation of employee and employer RSP, MSP & DSP contributions to T. Rowe Price (HGM/Joe, Grand Victoria, Red Sail, Lake Tahoe)	48	Monthly

Monitor / audit salary deferral elections; continue working with TRP on the generation and distribution of monthly All-in-One reports as applicable to each location	24	Monthly

Annual Executive Match (RSP)	8	Annual

Maintain copies of all plan communication	8	Ongoing

Review/maintenance of fund performance reports	8	Quarterly

Distribution Form upkeep (revisions/printing)	8	Ongoing

Retirement Savings Administrative Requirements

Grand Victoria / Red Sail Enrollment Form upkeep	5	Ongoing

Hyatt Gaming and Grand Victoria Benefit Plan Administration	03-03-2008

Project List	Time Spent Annually	Frequency	Notes	Additional Hours if Needed
Monitor maintenance feed to T. Rowe Price	10	Ongoing	Add’l time if changes needed	40

Participant indicator audit	16	Semi-annual

Monitor salary deferral interface with T. Rowe Price	10	Ongoing	Add’l time if changes needed	40

Monitor loan interface with T. Rowe Price	10	Ongoing	Add’l time if changes needed	40

Annual Minimum Coverage Testing	30	Annual

Annual Definition of Compensation Testing	16	Annual

Maintain T. Rowe Price workflows	20	Ongoing

Quarterly participant statements	16	Quarterly

T. Rowe Price SAS 70 review	8	Annual

401(k) Day and miscellaneous employee communications when possible	20	Annual

Participant Communications	8	Ongoing

Support properties with various administrative/funding/payroll compliance issues and questions	40	Ongoing

Grand Victoria match	8	Annual

DSP & MSP Administrative Requirements

409A - ensure compliance with regulatory changes	40	Ongoing

Maintenance of Plan Document / Amendments	30	Ongoing

Maintenance of Recordkeeping and Trust Agreements (including individual fund agreements)	10	Ongoing

Support properties with various administrative/funding/payroll compliance issues and questions	40	Ongoing

HCE determination (October) and follow up (January)	20	Annual

Annual enrollment (prepare communication and update MSP/DSP enrollment forms)	16	Annual

Hyatt Gaming and Grand Victoria Benefit Plan Administration	03-03-2008

Project List	Time Spent Annually	Frequency	Notes	Additional Hours if Needed
Deferral audit	10	Annual

Annual Executive Match (January)	8	Annual

FICA withholding on annual executive match	8	Annual

Audit terminated participants to ensure all have been cashed out	12	Monthly

Monitor plan-to-plan transfers for participants promoted from MSP to DSP eligible position	16	Quarterly

Track payment elections for grandfathered/non-grandfathered accounts to assure compliance with 409(A) regulations	16	Annual

Maintain/communicate bonus deferral elections	8	Annual

Track DSP access deferral elections	8	Annual

Hardship withdrawals	4	Ongoing	Assumes 1 per year

Quarterly participant statements	8	Quarterly

Fee review/approval	8	Quarterly

Miscellaneous

QSLOP Filing	8	Annual

Life Balance	8	Ongoing

Benefit Orientation Materials/presentation	8	Ongoing

SERP/Frozen Deferred Comp Administration	40	Ongoing

Corp HR EIS maintenance for HGMI	25	Ongoing

Total Hours	962			120

Total cost at Analyst level salary ($25.00/hour) + Mgmt oversight (1/4 hours at $35.00/hour)	$32,467.50			$36,517.50

ANNEX B TO THE TRANSITION SERVICES AGREEMENT

Employee Benefits

1.	On-going Administration of Benefit Plans.

2.	Reporting and Disclosure of Benefit Plans.

•	To include, but not limited to:

i.	External Plan Audits

ii.	Reporting e.g. 5500 Filings

iii.	Updating and maintenance of Plan Documents and Amendments